 EXHIBIT 31.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION1350, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Xiali Gan, certify that:

1. I have reviewed this quarterly report on Form 10-Q for the period ended September 30, 2008 of Dragon International Group Corp.(the “Issuer”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The other signing officers and I are:

a)           responsible for establishing and maintaining disclosure controls and procedures;

b)           have designed such internal controls to ensure that material information relating to the Issuer, including its consolidated subsidiaries, is made known to such officers by others within those entities, particularly during the period in which this quarterly report is being prepared;

c)           have evaluated the effectiveness of the Issuer's internal controls as of the date within 90 days prior to the report; and

d)           have presented in the report our conclusions about the effectiveness of the Issuer’s internal controls based on our evaluation as of that date;

5. The other certifying officers and I have disclosed, to the Issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

a)           all significant deficiencies in the design or operation of internal controls which could adversely affect the Issuer's ability to record, process, summarize and report financial data and have identified for the Issuer’s auditors any material weaknesses in internal controls; and

b)           any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer's internal controls; and

6. The other certifying officers and I have indicated in this quarterly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

November 13, 2008

By: /s/ Xiali Gan
Xiali Gan, Chief Financial Officer
(Principal Financial Officer)